UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 8, 2016

NEW ENTERPRISE STONE & LIME CO., INC.
(Exact name of registrant as specified in charter)

Delaware	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664
(Address of principal executive offices)

(814) 766-2211
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
New Term Loan Credit Agreement and 13% Notes Redemption
On July 8, 2016 (the “Closing Date”), New Enterprise Stone & Lime Co., Inc. (the “Company”) entered into a Term Loan Credit and Guaranty Agreement (the “New Term Loan Agreement”) among the Company, certain of its subsidiaries as guarantors, the lenders from time to time party thereto and Cortland Capital Market Services LLC (“Cortland”) as administrative agent and collateral agent (the “Term Loan Agent”), providing for a term loan in the amount of $450.0 million (the “New Term Loan”).
The proceeds from the New Term Loan together with cash on hand and funds drawn from our RCA, (i) were used to repay the entire outstanding balance of the Company’s obligations under the existing term loan credit agreement dated February 14, 2014, as amended (the “Prior Term Loan Credit Agreement”) among the Company, the lenders party thereto, and Cortland, as administrative agent, terminating the Prior Term Loan Credit Agreement, and (ii) will be used to fund the redemption of all of the Company’s 13% Senior Secured Notes due 2018 (the “Secured Notes”), including accrued and unpaid interest thereon and the required make-whole premium. Funds sufficient to redeem in full all of the outstanding Secured Notes were deposited with the Secured Notes trustee on the Closing Date, and an irrevocable notice of such redemption was given to the holders of the Secured Notes, with the result that the Indenture governing the Secured Notes was discharged.
The obligations under the New Term Loan Agreement are secured by substantially all of the assets of the Company and its subsidiaries. The relative priority of such security interests securing the New Term Loan and the security interests securing the Company’s Revolving Credit Facility (as amended as described below) are governed by an Intercreditor Agreement dated as of the Closing Date.
The New Term Loan will mature on July 8, 2021, unless the Company fails to refinance its 11% Senior Notes due 2018 by June 1, 2018 (in which case the New Term Loan will mature on June 1, 2018).
Outstanding balances under the New Term Loan Agreement will bear interest at a rate per annum equal to, at the Company’s option, either (a) a base rate plus 7.0% or (b) a LIBOR rate plus 8.0% with a LIBOR floor of 1.0%.
In the event of a voluntary or mandatory prepayment or acceleration of the New Term Loan, the Company will in certain circumstances set forth in the New Term Loan Agreement be required to pay a prepayment premium equal to the Prepayment Premium (as defined in the New Term Loan Agreement), Special Voluntary Prepayment Applicable Premium (as defined in the New Term Loan Agreement) or Specified Prepayment Premium (as defined in the New Term Loan Agreement), as applicable. The applicable prepayment premium due depends on the timing and circumstances of such voluntary or mandatory prepayment or acceleration.
In connection with a Change of Control, so long as the New Term Loan has not been accelerated, the Company may prepay the New Term Loan and the prepayment premium will be the Specified Prepayment Premium. If the Company does not prepay the New Term Loan in full in connection with such Change of Control, then it must make an offer to prepay the New Term Loan at 101% of par.
As of the end of each fiscal quarter, the Company will be required to have trailing twelve-month EBITDA in an amount not less than certain amounts specified in the New Term Loan Agreement and Revolving Credit Agreement Amendment (as defined below).

The New Term Loan Agreement includes other customary affirmative and negative covenants that, subject to significant exceptions, limit the ability of the Company and its subsidiaries to undertake certain actions, including, among other things, limitations on (i) the incurrence of indebtedness and liens, (ii) asset sales, (iii) dividends and other payments with respect to capital stock, (iv) acquisitions, investments and loans, (v) affiliate transactions, (vi) altering the business, (vii) prepaying indebtedness, (viii) making capital expenditures, and (ix) providing negative pledges to third parties.
In addition, the New Term Loan Agreement contains certain customary conditions to lending, representations and warranties and events of default, including, among other things, (i) payment defaults, (ii) cross-defaults to other material indebtedness, (iii) covenant defaults, (iv) loss of custody or control of property, (v) certain events of bankruptcy, (vi) the occurrence of a material adverse effect, (vii) material judgments, (viii) change in control, (ix) seizures of material property, (x) involuntary interruptions of material operations, and (xi) certain material events with respect to pension plans.
The foregoing is not a complete discussion of the New Term Loan Agreement and other agreements referenced herein and is qualified in its entirety by reference to the full text of such agreements attached to this Current Report on Form 8-K, which are incorporated by reference herein.
Amendment of Revolving Credit Agreement
On July 8, 2016, the Company entered into an Amended and Restated Revolving Credit Agreement (the “Revolving Credit Agreement Amendment”) among the Company and certain of its subsidiaries as borrowers, the lenders party thereto, Wells Fargo Bank, National Association as syndication agent (the “Syndication Agent”) and PNC Bank, National Association as administrative agent (the “Revolver Agent”). The Revolving Credit Agreement Amendment makes certain changes to the Company’s existing $105 million Revolving Credit Agreement among the same parties (the “Existing RCA”, and as amended, the “Revolving Credit Agreement”), including:
1)creation of a subfacility specifically for surety and insurance letters of credit, and an increase in the aggregate letter of credit sublimit by $15 million;
2)removal of an “Availability Block” triggered under the Existing RCA if the Company’s Fixed Charge Coverage Ratio was less than 1.00:1.00;
3)improvements to certain operational and reporting requirements;
4)amendments to allow for the New Term Loan Agreement and certain anticipated refinancing activities in relation to the Company’s outstanding unsecured notes;
5)reduced the interest rate margin to 2.75% on LIBOR based borrowings (with a 1% LIBOR Floor) or 1.75% on Domestic Rate based borrowings;
6)amendments to permit certain asset sales.
The foregoing is not a complete discussion of the Revolving Credit Agreement and other agreements referenced herein and is qualified in its entirety by reference to the full text of such agreements attached to this Current Report on Form 8-K, which are incorporated by reference herein.
Item 1.02     Termination of a Material Definitive Agreement.
As described in Item 1.01 above, on the Closing Date the entire outstanding balance of the Company's obligations under the Company's Prior Term Loan Credit Agreement was terminated and the liability of the Company and its subsidiaries with respect to their obligations thereunder were discharged. In addition, funds sufficient to redeem in full all of the outstanding Secured Notes on August 8, 2016 (the “Redemption Date”) were deposited with the Secured Notes trustee on July 8, 2016. On the Redemption Date, such funds will be utilized to redeem the Secured Notes and at such time the Secured Notes Indenture shall terminate.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.02 of this Current Report on Form 8-K is incorporated by reference.
Item 8.01    Other Information

On July 8, 2016, the Company issued a press release announcing the closing of the New Term Loan and the Revolving Credit Agreement Amendment.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference into this Current Report on Form 8‑K.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Term Loan Credit and Guaranty Agreement, dated July 8, 2016, among the Company, certain of its subsidiaries as guarantors, the lenders from time to time party thereto and Cortland Capital Market Services LLC as administrative agent and collateral agent

10.2
Amended and Restated Revolving Credit Agreement, dated July 8, 2016, among the Company and certain of its subsidiaries as borrowers, the lenders party thereto, Wells Fargo Bank, National Association as syndication agent and PNC Bank, National Association as administrative agent

10.3	Security Agreement, dated July 8, 2016, among the Company and certain of its subsidiaries as Grantors and Cortland Capital Market Services LLC as Collateral Agent
10.4
Intercreditor Agreement, dated July 8, 2016, among the Company and certain of its subsidiaries as Obligors, PNC Bank, National Association, in its capacity as ABL Collateral Agent, and Cortland Capital Market Services LLC, in its capacity as Term Loan Collateral Agent

99.1	Press Release dated July 8, 2016

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

Date: July 8, 2016	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Term Loan Credit and Guaranty Agreement, dated July 8, 2016, among the Company, certain of its subsidiaries as guarantors, the lenders from time to time party thereto and Cortland Capital Market Services LLC as administrative agent and collateral agent

10.2
Amended and Restated Revolving Credit Agreement, dated July 8, 2016, among the Company and certain of its subsidiaries as borrowers, the lenders party thereto, Wells Fargo Bank, National Association as syndication agent and PNC Bank, National Association as administrative agent

10.3	Security Agreement, dated July 8, 2016, among the Company and certain of its subsidiaries as Grantors and Cortland Capital Market Services LLC as Collateral Agent
10.4
First Amendment to Intercreditor and Collateral Agency Agreement, dated July 8, 2016, among the Company and certain of its subsidiaries as Grantors, PNC Bank, National Association, in its capacity as Administrative Agent for the Revolver Lenders, Cortland Capital Market Services LLC in its capacity as Administrative Agent for the Term Lenders, and PNC Bank, National Association, as Collateral Agent

99.1	Press Release dated July 8, 2016